Filed Pursuant to Rule 424(b)(5)
Registration No. 333-218621

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek to offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 9, 2017

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 2017)

          SHARES

MODINE MANUFACTURING COMPANY

COMMON STOCK

We are offering           shares of our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “MOD.” On August 7, 2017, the last reported sale price of our common stock on the NYSE was $16.95 per share.

Investing in our common stock involves significant risks. See “Risk factors” beginning on page S-3 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us, before expenses	$	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional           shares of our common stock, at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $    and total proceeds, before expenses, to us, will be $   .

The underwriters expect to deliver the shares on or about August   , 2017.

Baird	KeyBanc Capital Markets

Seaport Global Securities	Craig-Hallum Capital Group

August   , 2017

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus that contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation by reference” in the accompanying prospectus.

When acquiring any securities discussed in this prospectus supplement, you should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. Neither we nor any of the underwriters have authorized anyone to provide you with different information. We are not offering our common stock in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document which we have incorporated by reference, then you should consider only the statement in the more recent document.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “Modine,” “we,” “us” and “our” refer to Modine Manufacturing Company and its consolidated subsidiaries. References to “common stock” refer to Modine Manufacturing Company’s common stock, $0.625 par value per share. References to “$” are to United States currency. References to a “fiscal year” are to our fiscal year ended March 31 (e.g., references to fiscal year 2017 refer to the fiscal year ended March 31, 2017).

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statement that is not a statement of historical fact may be deemed a forward-looking statement. For example, statements containing the words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “projects,” “would” and similar expressions are intended to identify forward-looking statements. There can be no assurance that we will actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including the factors referred to below under the caption “Risk factors.” These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements we make except as required by law.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following information should be read together with the information contained in or incorporated by reference in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein, before making a decision about whether to invest in our common stock. You should pay special attention to the “Risk factors” section of this prospectus supplement to determine whether an investment in our common stock is appropriate for you.

Modine Manufacturing Company

We are a leading provider of engineered heat transfer systems and high-quality heat transfer components for use in on- and off-highway original equipment manufacturer (“OEM”) vehicular applications. In addition, we are a global leader in thermal management technology and solutions for sale into a wide array of commercial, industrial, and building heating, ventilating, air conditioning, and refrigeration (“HVAC&R”) markets.

Our primary product groups include powertrain cooling and engine cooling; coils, coolers, and coatings; and heating, ventilation and air conditioning. Our primary customers across the globe include:

•	Automobile, truck, bus, and specialty vehicle OEMs;
•	Agricultural, industrial and construction equipment OEMs;
•	Commercial and industrial equipment OEMs;
•	Heating, ventilation and cooling OEMs;
•	Construction architects and contractors; and
•	Wholesalers of heating equipment.

We focus our development efforts on solutions that meet the ever-increasing heat transfer needs of OEMs and other customers within the automobile, commercial vehicle, construction, agricultural, industrial and HVAC&R industries. Our products and systems are aimed at solving complex heat transfer challenges requiring effective thermal management. Typical customer and market demands include products and systems that are lighter weight, more compact, more efficient and more durable to meet customer standards as they work to ensure compliance with increasingly stringent global emissions, fuel economy and energy efficiency requirements. Our heritage provides a depth and breadth of expertise in thermal management, which, when combined with our global manufacturing presence, standardized processes, and state-of-the-art technical resources, enables us to rapidly bring highly-valued, customized solutions to our customers.

We reported net sales of approximately $1.5 billion for the fiscal year ended March 31, 2017. We employ approximately 11,200 individuals worldwide. In November 2016, we completed the acquisition of the shares of multiple target companies (“HTS Group”) held by Luvata Heat Transfer Solutions II AB, a company incorporated in Sweden, which together represented the Luvata Heat Transfer Solution business (“Luvata HTS”), and which we operate as our Commercial and Industrial Solutions business segment.

Our principal executive offices are located at 1500 DeKoven Avenue, Racine, Wisconsin 53403, and our telephone number is (262) 636-1200. More information about our company is available through our website at www.modine.com. The information on our website is not part of this prospectus supplement and is not incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Offering

The following summary contains basic information about our common stock and this offering and is not intended to be complete. For a more complete understanding of the common stock, you should read the section of the accompanying prospectus entitled “Description of Securities – Common Stock.”

Common stock we are offering
                shares
Common stock outstanding after this offering
                shares(1)(2)
Option to purchase additional shares
                shares
Use of proceeds
We intend to use the net proceeds of this offering to repay a portion of our outstanding debt in order to increase our flexibility to take advantage of strategic opportunities. See “Use of proceeds.”
Risk factors
Investing in our common stock involves risks. See “Risk factors” for a description of certain risks you should consider before investing in our common stock.
NYSE symbol
“MOD”
(1)	The number of shares of common stock outstanding immediately after the closing of this offering is based on 50,122,731 shares of common stock outstanding as of July 28, 2017.
(2)	Unless otherwise indicated, the number of shares of common stock presented in this prospectus supplement excludes shares issuable pursuant to the exercise of the underwriters’ option to purchase additional shares, and shares of common stock issuable under our employee benefit plans.

RISK FACTORS

An investment in our common stock involves certain risks. You should carefully consider the risks related to the offering described below, in the accompanying prospectus and in the documents incorporated by reference. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Before purchasing any shares, you should carefully consider the following discussion of risks and the other information in this prospectus supplement and the accompanying prospectus, and carefully read the risks described in the documents incorporated by reference in this prospectus supplement, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2017 and in our subsequent filings with the SEC under the Exchange Act, as such discussion may be amended or updated in other reports filed by us with the SEC.

Risks Related to This Offering and Our Common Stock

Our stock price can be volatile, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find acceptable.

Our stock price can fluctuate widely in response to a variety of factors, including the factors described elsewhere under the heading “Risk factors” and the following additional factors:

•	actual or anticipated variations in our quarterly results;
•	changes or contemplated changes in government regulations;
•	unanticipated losses or gains due to unexpected events;
•	new technology or services offered by our competitors;
•	changes in accounting policies or practices;
•	news reports relating to trends, concerns and other issues in the vehicular, industrial and building HVAC markets we serve;
•	anticipated or pending investigations, proceedings, or litigation that involve or affect us;
•	domestic and international economic factors unrelated to our performance; and
•	general market conditions.

In addition, the stock market has in the past experienced extreme price and volume fluctuations. If such volatility occurs again in the future, it could have a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our share price, notwithstanding our operating results. Accordingly, any shares of common stock that you purchase in this offering may in the future trade at a lower price than that at which they were purchased.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under the heading “Underwriting” below, we are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the exercise of such securities could be substantially dilutive to shareholders of our common stock. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their interests in us.

We may offer debt securities in the future, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation.

We may offer our debt or preferred equity securities, including senior or subordinated notes and preferred stock, in the future. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock could be adversely affected.

Our organizational documents and Wisconsin law may impede or discourage a takeover, which could cause the market price of our shares to decline

Certain provisions of our Restated Articles of Incorporation and our Bylaws and the Wisconsin Business Corporation Law may delay or make more difficult acquisitions or changes of control of our company not approved by our Board of Directors. These provisions also make it more difficult for third parties to replace a majority of our Board of Directors. These provisions could have the effect of discouraging third parties from making proposals that shareholders may otherwise consider to be in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock. Under certain circumstances, these factors could reduce the market price of our common stock. See “Description of Securities—Common Stock” in the accompanying prospectus.

USE OF PROCEEDS

We intend to use the net proceeds of this offering, estimated to be approximately $       million (after underwriting discounts and commissions and offering expenses), to repay a portion of our outstanding debt.

Specifically, we intend to use $       of the net proceeds to repay a portion of the current outstanding balance of our primary revolving credit facility, which expires in fiscal 2022, and to prepay a portion of our term loans, which mature in fiscal 2022. See “Capitalization.” During the 30 days ended July 31, 2017, the borrowings under the primary revolving credit facility and term loans had a weighted-average interest rate of 3.27% and 3.05%, respectively.

Using the net proceeds of the offering to repay a portion of our outstanding debt in this manner will give us the financial flexibility to accelerate a number of cost synergy initiatives we have identified in connection with our integration of the Luvata HTS business, and to pursue other strategic initiatives that are in the best interests of our shareholders. These initiatives could include additional changes to our manufacturing footprint, IT systems integration, and new product development opportunities. In addition, reducing our debt will prepare our balance sheet for future acquisitions that are consistent with our long-term strategies.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, total debt, total equity and total capitalization as of June 30, 2017 on an actual basis and as adjusted to give effect to this offering and the application of $       of the estimated net proceeds as described under “Use of proceeds.” You should read this table in conjunction with our historical financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2017
	Actual	As Adjusted
	(in millions, except per share amounts)
Cash and cash equivalents	$41.5	$

Debt due within one year:
Primary revolving credit facility	$55.9	$
Credit agreements of foreign subsidiaries	34.7
Current portion of long-term debt	34.0
Total debt due within one year	124.6
Long-term debt:
Term loans due fiscal 2022	272.4
Senior notes due fiscal 2021	113.0
Senior notes due fiscal 2027	50.0
Capital lease obligations and other long-term debt	10.9
Less: current portion	(34.0)
Less: unamortized debt issuance costs	(6.3)
Total long-term debt	406.0
Total debt	530.6

Shareholders’ equity:
Preferred stock ($0.025 par value, 16.0 million shares authorized, none issued)	—
Common stock ($0.625 par value, 80.0 million shares authorized, 51.9 million shares issued, million shares issued as adjusted)	32.4
Additional paid-in capital	219.4
Retained earnings	389.7
Accumulated other comprehensive loss	(164.5)
Treasury stock, at cost, 1.8 million shares	(27.1)
Total Modine shareholders’ equity	449.9
Noncontrolling interest	6.7
Total equity	456.6

Total capitalization	$987.2	$

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed and traded on the NYSE under the symbol “MOD.” As of July 28, 2017, there were 50,122,731 shares of our common stock issued and outstanding. The following tables set forth for the periods indicated the high and low reported sales prices of our common stock on the NYSE, and the cash dividends declared per share.

	High Sale Price	Low Sale Price
Years Ended March 31
Fiscal 2018
Second Quarter (through August 7, 2017)	$17.85	$15.78
First Quarter	17.38	10.10
Fiscal 2017
Fourth Quarter	15.80	10.80
Third Quarter	16.35	9.25
Second Quarter	12.00	8.54
First Quarter	11.75	8.45
Fiscal 2016
Fourth Quarter	11.33	5.39
Third Quarter	9.70	7.52
Second Quarter	10.92	7.54
First Quarter	13.68	10.56

On August 7, 2017, the last reported sale price of our common stock on the NYSE was $16.95 per share.

We did not pay dividends during fiscal 2017 or 2016. Under our debt agreements, we are permitted to pay dividends on our common stock, subject to certain restrictions based upon the calculation of debt covenants. We currently do not intend to pay dividends in fiscal 2018.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock by a non-U.S. holder. You are a non-U.S. holder if you are a beneficial owner of our common stock and, for United States federal income tax purposes:

•	a nonresident alien individual,
•	a foreign corporation, or
•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain, regardless of source.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local, or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership (or an entity treated as a partnership for United States federal income tax purposes) holds our common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding our common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in our common stock.

We recommend you consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local, or foreign taxing jurisdiction.

Dividends

Except as described below, if you are a non-U.S. holder of our common stock, dividends paid to you (to the extent paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes) are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•	a properly completed and valid Internal Revenue Service Form W-8BEN, Form W-8BEN-E, or other applicable form upon which you certify, under penalties of perjury, your status as (or, in the case of a non-U.S. holder that is an estate or trust, such forms certifying the status of each beneficiary of the estate or trust as) a non-United States person and your entitlement to the lower treaty rate with respect to such payments.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing an appropriate refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States (and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States) we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a properly completed and valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are subject to United States federal income tax on a net basis at applicable individual or corporate tax rates.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Sale, Exchange or Taxable Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to United States federal income tax or withholding on gain that you recognize on a sale, exchange, redemption, or other disposition of our common stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to a permanent establishment that you maintain in the United States),
•	you are an individual, you hold our common stock as a capital asset, you are effectively present in the United States for 183 or more days in the taxable year of the sale, exchange or other disposition and certain other conditions exist, or
•	we are or have been a United States real property holding corporation for United States federal income tax purposes at any time during the shorter of the five-year period preceding your disposition and your holding period in the common stock and you own directly or indirectly, or have owned, more than 5% of the total fair market value of our common stock at any time during such period preceding your disposition.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate, if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming, a United States real property holding corporation for United States federal income tax purposes.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution is subject to certain due diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise complies with, or qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the due diligence and reporting requirements in (1) above, it must either (i) enter into an agreement with the U.S. Department of the Treasury (a “FATCA Agreement”), or (ii) be subject to and comply with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”), in either case, requiring, among other things, that it identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), and annually report certain information about such accounts. If our common stock is held by a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments of dividends and proceeds described above made to (1) a person (including an individual) that fails to comply with certain information requests, (2) a foreign financial institution that has not entered into (and is not otherwise subject to), and is not in compliance with a FATCA Agreement and is not in compliance with FATCA pursuant to applicable foreign law enacted in connection with an IGA, or (3) a person who is not otherwise exempt from FATCA requirements.

Withholding under FATCA generally applies to (i) payments of dividends on our common stock and (ii) payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019. Each non-U.S. holder should consult its own tax advisor regarding the potential application of withholding under FATCA to its investment in our common stock.

Federal Estate Taxes

Common stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements (other than certain information reporting required for distribution payments on IRS Form 1042-S) with respect to:

•	dividend payments, and
•	the payment of the proceeds from the sale of common stock effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:
•	a properly completed and valid Internal Revenue Service Form W-8BEN, Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a non-U.S. holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is) a non-United States person,
•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or
•	you otherwise establish an exemption.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,
•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of our common stock will be subject to information reporting (but not backup withholding) if it is effected at a foreign office of a broker that is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,
•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
•	a foreign partnership with certain U.S. connections,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the United States Internal Revenue Service.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through a number of     underwriters. Robert W. Baird & Co. Incorporated (“Baird”) is acting as representative of the underwriters and as joint book-running manager of the offering with KeyBanc Capital Markets Inc. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares
Robert W. Baird & Co. Incorporated
KeyBanc Capital Markets Inc.
Seaport Global Securities, LLC
Craig-Hallum Capital Group LLC

Total

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares, other than the shares covered by the option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $    per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $    per share from the initial public offering price. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriters.

The underwriters have an option to buy up to     additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any shares are purchased with this option, the underwriters will severally purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the initial shares are being offered.

The underwriting fee is equal to the initial public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $    per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the option to purchase additional shares.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $200,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (1) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, (3) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or (4) publicly announce an intention to effect any transaction specified in clause (1), (2) or (3) in each case without the prior written consent of Baird for a period of 90 days after the date of this prospectus supplement.

The foregoing restrictions do not apply to:

•	the sale of shares pursuant to the underwriting agreement in this offering;
•	the grant of options to purchase shares of common stock pursuant to our stock option plans under the terms of such plans in effect on the date hereof, provided such options are granted at fair market value and in amounts and with exercise terms consistent with our past practice (or the filing of a registration statement on Form S-8 to register shares of common stock issuable under such plans), or
•	the issuance by the Company of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Underwriting Agreement of which Baird has been advised in writing.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus, may not, without the prior written consent of Baird, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, (3) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or (4) publicly announce an intention to effect any transaction specified in clause (1), (2) or (3) in each case without the prior written consent of Baird for a period of 90 days after the date of this prospectus supplement, other than the shares of our common stock to be sold hereunder and any shares of our common stock issued upon the exercise of options granted under our existing management incentive plans. The foregoing restrictions shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions, (b) transfers of shares of common stock or any security convertible into common stock as a bona fide gift, (c) transfers by will or intestate succession to the family or to a trust of the party to the lock-up agreement, the beneficiaries of which are exclusively the individual or members of the individual’s family, (d) pro rata distributions of shares of common stock or any security convertible into common stock to limited partners or stockholders of the party to the lock-up agreement, (e) sales of shares of common stock pursuant to trading plans that existed prior to the date hereof that comply with the requirements of Rule 10b5-1 under the Exchange Act and of which we or the director or executive officer has provided prior written notice to Baird, or (f) dispositions of shares of common stock to us to satisfy tax withholding obligations arising in connection with the vesting of awards under our equity incentive plans.

Our common stock is listed on the New York Stock Exchange under the symbol “MOD.”

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

In connection with this offering, the underwriters may effect certain transactions in shares of our common stock in the open market in order to prevent or retard a decline in the market price of our common stock while this offering is in progress. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. “Covered” shorts are short positions in an amount not greater than the underwriters’ option described herein, and “naked” shorts are short positions in excess of that amount. In determining the source of shares to close out a “covered” short, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option. A “covered” short may be covered by either exercising the underwriters’ option or purchasing shares in the open market. A “naked” short is more likely to be created if underwriters are concerned that there may be downward pressure on the price of our common stock in the open market prior to the completion of the offering, and may only be closed out by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriters in the open market prior to the completion of the offering.

In addition, the underwriters may, pursuant to Regulation M of the Securities Act, also impose a penalty bid, which is when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or slowing a decline in the market price of our common stock, and together with the imposition of a penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. If these activities are commenced by the underwriters, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running mangers for any such offer; or
•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, investment research, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may provide from time to time in the future, various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, certain of the underwriters and their respective affiliates may from time to time effect transactions for their own account or the account of their customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities (including related derivative securities) and financial instruments (including bank loans), and may continue to do so in the future. An affiliate of KeyBanc Capital Markets Inc. acts as a lender under our primary revolving credit facility and term loan facilities and, therefore, such affiliate will receive its pro rata portion of any proceeds of this offering used to repay amounts outstanding under our primary revolving credit facility and term loan facilities. See “Use of Proceeds.” The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus supplement will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin. Certain legal matters will be passed upon for the underwriters by Foley & Lardner LLP, Milwaukee, Wisconsin.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Luvata HTS business the registrant acquired during the year ended March 31, 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of HTS Group as of December 31, 2015 and 2014 and January 1, 2014, and for each of the years in the two-year period ended December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG OY AB, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

MODINE MANUFACTURING COMPANY

$200,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities

We may offer and sell from time to time shares of our common stock, preferred stock, warrants to purchase shares of our common stock or preferred stock, and debt securities, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $200,000,000. Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering, together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “MOD.”

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 26, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time shares of our common stock, preferred stock, warrants to purchase shares of our common stock or preferred stock, and debt securities, or any combination thereof, with an aggregate initial offering price of up to $200,000,000. This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC public reference room as discussed below under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

ABOUT MODINE MANUFACTURING COMPANY

In this prospectus, the terms “Modine,” “the Company,” “we,” “us,” and “our” refer to Modine Manufacturing Company.

Founded in 1916, Modine Manufacturing Company is a worldwide leader in thermal management systems and components, bringing heating and cooling technology and solutions to diversified global markets. We operate on five continents, in 20 countries, and employ approximately 11,200 persons worldwide.

Modine specializes in providing innovative thermal management solutions to diversified global markets and customers. We are a leading provider of engineered heat transfer systems and high-quality heat transfer components for use in on- and off-highway original equipment manufacturer (“OEM”) vehicular applications. In addition, we are a global leader in thermal management technology and solutions for sale into a wide array of commercial, industrial, and building heating, ventilating, air conditioning, and refrigeration (“HVAC&R”) markets. Our primary product groups include i) powertrain cooling and engine cooling; ii) coils, coolers, and coatings; and iii) heating, ventilation and air conditioning. Our primary customers across the globe include:

•	Automobile, truck, bus, and specialty vehicle OEMs;
•	Agricultural, industrial and construction equipment OEMs;
•	Commercial and industrial equipment OEMs;
•	Heating, ventilation and cooling OEMs;
•	Construction architects and contractors; and
•	Wholesalers of heating equipment.

We focus our development efforts on solutions that meet the ever-increasing heat transfer needs of OEMs and other customers within the automobile, commercial vehicle, construction, agricultural, industrial and HVAC&R industries. Our products and systems are aimed at solving complex heat transfer challenges requiring effective thermal management. Typical customer and market demands include products and systems that are lighter weight, more compact, more efficient and more durable to meet customer standards as they work to ensure compliance with increasingly stringent global emissions, fuel economy and energy efficiency requirements. Our heritage provides a depth and breadth of expertise in thermal management, which, when combined with our global manufacturing presence, standardized processes, and state-of-the-art technical resources, enables us to rapidly bring highly-valued, customized solutions to our customers. In November 2016, the Company completed the acquisition of the shares of multiple target companies (“HTS Group”) held by Luvata Heat Transfer Solutions II AB, a company incorporated in Sweden, which together represented the Luvata Heat Transfer Solution business (“Luvata HTS”), which we operate as our Commercial and Industrial Solutions business segment.

More information about us is available through our website at http://www.modine.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement. Our principal executive offices are located at 1500 DeKoven Avenue, Racine, Wisconsin 53403.

RISK FACTORS

Investing in the securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statement that is not a statement of historical fact may be deemed a forward-looking statement. For example, statements containing the words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “projects,” “would” and similar expressions are intended to identify forward-looking statements. There can be no assurance that we will actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including the factors referred to above under the caption “Risk Factors.” These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in this prospectus, any prospectus supplement and the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements we make.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, investing in additional organic growth opportunities; accelerating opportunities and synergies in connection with the combination of the Company and Luvata HTS; debt repayment; working capital and/or capital expenditures. We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business. However, we currently have no commitments or agreements for any specific acquisitions or other use of the net proceeds from a sale of the securities. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratio of earnings to fixed charges is shown in the table below.

	For the Fiscal Years Ended March 31,
	2017	2016		2015	2014	2013
Ratio of earnings to fixed charges	2.0	n.m.	*	3.6	2.5	n.m.	*
*	The ratio of earnings to fixed charges was less than one-to-one for the fiscal years ended March 31, 2016 and 2013 by $9.7 million and $13.3 million of earnings, respectively.

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings (loss) from continuing operations before taxes plus fixed charges. Fixed charges include interest expense, including the amortization of debt issuance costs, and the portion of rental expense representative of the interest factor.

DESCRIPTION OF SECURITIES

Common Stock

This summary highlights selected information about our capital stock and may not contain all of the information that is important to you. It is subject in all respects to applicable Wisconsin law and to the provisions of the amended and restated articles of incorporation and our bylaws, copies of which have been filed with the SEC, to which you should refer for more complete information. Under our amended and restated articles of incorporation, we have the authority to issue up to 96,000,000 shares of capital stock, consisting of 80,000,000 shares of common stock, par value $0.625 per share, and 16,000,000 shares of preferred stock, par value $0.025 per share. We encourage you to read our amended and restated articles of incorporation and our bylaws because they, and not this summary, define the rights of holders of our common stock.

Voting Rights. Each outstanding share of our common stock is entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Holders of shares of common stock are not entitled to cumulate their votes in the election of directors. In a non-contested election, directors are elected by a majority vote standard, whereas in any contested election, directors are elected by a plurality of the votes cast. Generally, unless a different vote is required by the amended and restated articles of incorporation, the bylaws or the Wisconsin Business Corporation Law (the “WBCL”), all matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter at a meeting at which a quorum is present, subject to any voting rights granted to holders of then-outstanding preferred stock.

Dividend and Liquidation Rights. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends, subject to the rights of the holders of preferred stock, if any, then outstanding. In the event of the dissolution, liquidation or winding up of Modine, holders of our common stock will be entitled to receive, pro rata, any assets and funds of Modine remaining after satisfaction of Modine’s creditors and the payment of all amounts that the holders of preferred stock, if any, then outstanding may be entitled to receive.

Preemptive and Other Rights. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights.

Liability to Further Calls or Assessments. Under the WBCL, when Modine receives the consideration for which the board of directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable.

Possible Anti-Takeover Effects of our Amended and Restated Articles of Incorporation and Bylaws. Our amended and restated articles of incorporation and bylaws contain provisions that could make it more difficult to acquire Modine by means of a tender offer, proxy contest or otherwise. The description set forth below is intended as a summary only. For complete information we encourage you to read our amended and restated articles of incorporation and bylaws.

•	Board of Directors. Our amended and restated articles of incorporation and bylaws provide that the board of directors must be divided into three classes as nearly equal in number as possible, as determined by the board of directors. The total number of directors is to be the number provided in the bylaws, but not less than seven. One class is elected each year for a three-year term. Shareholders have the right to remove directors, but only for good cause and by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of the director. The removal of a director may only be taken at a special meeting of shareholders called for that purpose.

•	Advance Notice Requirements for Shareholder Proposals and Director Nominees. Our bylaws require advance notice with regard to business proposed to be submitted by a shareholder at any annual or special meeting of our shareholders, including the nomination of candidates for election as directors. Notice of proposed shareholder business must be timely given in writing to our corporate secretary prior to the meeting. To be timely, notice must be received at our principal executive offices within the time frames specified in our bylaws. The notice must also contain certain information specified in our bylaws, including, with respect to a director nomination, the written consent of the nominee to serve as a director if elected.
•	Special Meetings; Shareholder Action Without a Meeting. Special meetings of shareholders may be called by a majority of the members of the board of directors, by the chairperson of the board, by the chief executive officer, or, as required by the WBCL, pursuant to one or more written demands signed by the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, which demand(s) must describe one or more purposes for which the special meeting is to be held. The bylaws contain provisions regarding special meetings called upon the demand of shareholders. Shareholder action may be taken without a meeting only by the unanimous written consent of all shareholders entitled to vote on the action.
•	Required Vote for Certain Actions. Pursuant to Section 180.1706(l) of the WBCL, except as otherwise provided in a corporation’s articles of incorporation or any amendment to the articles of incorporation, any merger or share exchange, sale of all or substantially all assets otherwise than in the regular course of business, dissolution of the corporation or revocation of dissolution, involving a corporation organized before January 1, 1973, such as Modine, which did not expressly elect before January 1, 1991 to be governed by a majority or greater voting requirement, must be approved by the affirmative vote of two-thirds of the shares entitled to vote at a meeting called for that purpose. Article VII of our amended and restated articles of incorporation expressly retains the two-thirds vote requirement for these actions.
•	Amendment of Bylaws. Shareholders have the right to amend or repeal the bylaws at any regular or special meeting of the shareholders, if notice of the proposed action was specified in the notice of the meeting. That action requires the affirmative vote of not less than two-thirds of the shares entitled to vote. The board of directors may also amend the bylaws by the affirmative vote of not less than two-thirds of the full board of directors of the Company.

Certain Statutory Provisions. The WBCL contains certain provisions that may be important when considering the rights of holders of our capital stock. The description set forth below is intended as a summary only. For complete information we encourage you to review the applicable provisions of the WBCL.

•	Business Combination Statute. Sections 180.1140 to 180.1144 of the WBCL regulate a broad range of business combinations between a resident domestic corporation and an “interested stockholder.” A “business combination” is defined to include any of the following transactions:
•	a merger or share exchange;
•	a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to 5% or more of the aggregate market value of the stock or assets of the company or 10% of its earning power or income;
•	the issuance or transfer of stock or rights to purchase stock with a market value equal to 5% or more of the outstanding stock;
•	any reclassification of securities or recapitalization of the resident domestic corporation if the effect is to increase the proportionate share of its securities owned by the interested stockholder.

A “resident domestic corporation” is defined to mean a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the

Securities Exchange Act of 1934 and that, as of the relevant date, satisfies any of the following: (1) its principal offices are located in Wisconsin, (2) it has significant business operations located in Wisconsin, (3) more than 10% of the holders of record of its shares are residents of Wisconsin, or (4) more than 10% of its shares are held of record by residents of Wisconsin. Modine is a “resident domestic corporation” for purposes of these statutory provisions.

An “interested stockholder” is defined to mean a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years.

Under this law, a resident domestic corporation cannot engage in a business combination with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in the person becoming an interested stockholder before the acquisition. A resident domestic corporation may engage in a business combination with an interested stockholder after the expiration of the three-year period with respect to that stockholder only if one or more of the following conditions is satisfied: (1) the board of directors approved the acquisition of the stock before the date on which the stockholder acquired the shares, (2) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder, or (3) the consideration to be received by stockholders meets certain fair price requirements of the statute with respect to form and amount.

•	Fair Price Statute. The WBCL also provides, in Sections 180.1130 to 180.1133, that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a “significant shareholder” and a resident domestic corporation, such as us, require a supermajority vote of shareholders in addition to any approval otherwise required, unless shareholders receive a fair price for their shares that satisfies a statutory formula. A “significant shareholder” for this purpose is defined as a person or group who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years. Any business combination to which the statute applies must be approved by 80% of the voting power of the corporation’s stock and at least two-thirds of the voting power of the corporation’s stock not beneficially held by the significant shareholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless (a) the aggregate value of the per share consideration is equal to the highest of:
•	the highest per share price paid for any common shares of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination;
•	the market value per share of the corporation’s shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is highest, or
•	the highest preferential amount per share in a liquidation or dissolution to which holders of the shares would be entitled,

and (b) the significant shareholder offers either cash or the same form of consideration used by the significant shareholder to acquire the largest number of shares it acquired.

•	Control Share Voting Restrictions. Under Section 180.1150 of the WBCL, unless otherwise provided in the articles of incorporation or otherwise specified by the board of directors, the voting power of shares of a resident domestic corporation held by any person, or group of persons acting together, in excess of 20% of the voting power in the election of directors is limited (in voting on any matter) to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the resident domestic corporation, in certain specified transactions, or in a transaction in which the corporation’s shareholders have approved restoration of the full voting power of the otherwise restricted shares. The board of directors has adopted a provision in our bylaws that specifies that the control share voting restrictions of Section 180.1150 do not apply to any shares of our stock.

•	Defensive Action Restrictions. Section 180.1134 of the WBCL provides that, in addition to the vote otherwise required by law or the articles of incorporation of a resident domestic corporation, the approval of the holders of a majority of the shares entitled to vote on the proposal is required before the corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. This statute requires shareholder approval for the corporation to do either of the following: (1) acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities which may be converted into voting shares, or (2) sell or option assets of the corporation which amount to 10% or more of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.
•	Constituency or Stakeholder Provision. Under Section 180.0827 of the WBCL, in discharging his or her duties to Modine and in determining what he or she believes to be in the best interests of Modine, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which we operate and any other factors that the director or officer considers pertinent.

Preferred Stock

Under our amended and restated articles of incorporation, shares of preferred stock may be divided into and issued in series, from time to time, with each such series to be so designated as to distinguish the shares thereof from the shares of all other series of preferred stock. All shares of preferred stock must be identical except as to the following rights and preferences, as to which there may be variations between different series:

•	the rate of dividend;
•	the price at and the terms and conditions on which shares of preferred stock may be redeemed;
•	the amount payable upon shares of preferred stock in event of voluntary or involuntary liquidation;
•	sinking fund provisions for redemption or purchase of shares of preferred stock;
•	the terms and conditions on which shares of preferred stock may be converted into other series or classes of capital stock, if the shares of any series of preferred stock are issued with the privilege of conversion;
•	voting rights, if any; and
•	any other rights or preferences as to which the laws of the State of Wisconsin, as in effect at the time of the determination thereof, permit variations between different series of preferred stock.

Each series of preferred stock may have only such voting rights, if any, preemptive rights, if any, and such other designations, preferences, limitations and relative rights as is stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock adopted by the board of directors or as may be required by law. The applicable prospectus supplement will describe the particular terms of any series of preferred stock.

Warrants

We may issue warrants to purchase our common stock or preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We may issue warrants under one or more warrant agreements to be entered into between the Company, and a warrant agent that we would name in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including some or all of the following:

•	the title of the warrants;
•	the offering price and aggregate number of warrants to be offered;
•	the exercise price of the warrants;
•	the number of shares of common stock or preferred stock that can be purchased upon the exercise of an individual warrant;
•	the dates or periods during which the warrants are exercisable;
•	if applicable, the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrants;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•	any other specific terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock or of the preferred stock purchasable upon exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrants, see “Where You Can Find Additional Information” below. We urge you to read the applicable warrant and any applicable prospectus supplement in their entirety.

Debt Securities

We may offer secured or unsecured debt securities which may be senior or subordinated, and which may be convertible. Any debt securities that we issue will be issued under an indenture to be entered into between us and a trustee. A form of senior indenture and a form of subordinated indenture are attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the applicable prospectus supplement.

This prospectus summarizes what we believe to be the material provisions of the forms of indenture attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference and the debt securities that we may issue under such forms of indenture. This summary is not complete and may not describe all of the provisions of the indentures or of the debt securities that may be important to you. For additional information, you should carefully read the forms of indenture attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference.

In addition, when we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. The terms of such a particular series of debt securities may differ from the terms described in this prospectus. As a result, the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;
•	percentage or percentages of principal amount at which such securities will be issued;
•	maturity date(s);
•	interest rate(s) or the method for determining the interest rate(s);
•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•	redemption (including upon a “change of control”) or early repayment provisions;
•	whether the securities will be senior or subordinated;
•	whether the securities will be secured or unsecured, and if secured, what the collateral will consist of;
•	applicable subordination provisions, if any;
•	conversion or exchange into other securities;
•	authorized denominations;
•	form;
•	amount of discount or premium, if any, with which such securities will be issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;
•	whether such securities will be issued in whole or in part in the form of one or more global securities;
•	identity of the depositary for global securities;
•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
•	any covenants applicable to the particular debt securities being issued;
•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;
•	securities exchange(s) on which the securities will be listed, if any;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	extent to which a secondary market for the securities is expected to develop;
•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;
•	provisions relating to covenant defeasance and legal defeasance;
•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and
•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

Unless otherwise indicated in a prospectus supplement, we expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indentures and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indentures and the debt securities must be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

Each prospectus supplement will describe the method of distribution of the securities offered pursuant to the prospectus supplement.

We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

•	to or through one or more underwriters or dealers;
•	directly to purchasers, including our affiliates;
•	through agents;
•	through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or
•	through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may engage in “at the market” offerings of our common stock. An “at the market” offering is an offering of our common stock at other than a fixed price to or through a market maker.

Each time we offer and sell securities covered by this prospectus, we will make available a prospectus supplement or supplements that will described the method of distribution and will set forth the terms of the offering, including some or all of the following:

•	the type and amount of securities we are offering;
•	the purchase price of our securities being offered and the net proceeds we will receive from the sale;
•	the name or names of any agents, underwriters or dealers and the amounts of securities purchased or underwritten by them;
•	any options under which underwriters may purchase additional securities from us;
•	any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such securities may be listed.

Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities, including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of the securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

If we use dealers in the sale of securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities. The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of securities.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NYSE, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Luvata HTS business the registrant acquired during the year ended March 31, 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of HTS Group as of December 31, 2015 and 2014 and January 1, 2014, and for each of the years in the two-year period ended December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG OY AB, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits and schedules.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act.):

•	our annual report on Form 10-K for the fiscal year ended March 31, 2017;
•	our current report on Form 8-K dated June 9, 2017;
•	our definitive proxy statement on Schedule 14A dated June 21, 2016; and

•	a description of our capital stock contained in Amendment No. 1 to our registration statement on Form 8-A, filed with the SEC on July 14, 2008.

In addition, we expressly incorporate by reference the audited combined financial statements of HTS Group, attached as Exhibit 99.2 to the Company’s current report on Form 8-K/A filed February 15, 2017.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding any portion of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

Secretary
Modine Manufacturing Company
1500 DeKoven Avenue
Racine, Wisconsin 53403
(262) 636-1200

Common Stock

          Shares

MODINE MANUFACTURING COMPANY

Prospectus Supplement

Baird	KeyBanc Capital Markets

Seaport Global Securities	Craig-Hallum Capital Group

August   , 2017